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Accuray Announces Promotion of Suzanne Winter to President

SUNNYVALE, Calif., June 22, 2021 – Accuray (NASDAQ: ARAY) announced today that Suzanne Winter has been promoted to president, effective as of July 1, 2021. Ms. Winter, who previously served as the company’s chief commercial officer and senior vice president of R&D and medical and scientific affairs, brings more than 25 years of medical technology experience and a track record of successfully building global business franchises. In her new role, Ms. Winter will continue to report to chief executive officer Joshua Levine.

“Suzanne has had a significant impact on Accuray’s product portfolio and commercial momentum since joining the company. She is a leader who has a proven track record of building performance-oriented commercial organizations. We believe that her strategic leadership of Accuray’s commercial and R&D teams has successfully positioned the company for accelerated revenue growth," said Josh Levine, president and CEO of Accuray. “In her expanded role, Suzanne will focus on the day-to-day business operations of the company, which will allow me to focus on growing Accuray’s external strategic collaborations and business development opportunities. I look forward to continuing to partner with Suzanne in her new role and I have every confidence she will effectively lead our global team as we continue to serve our customers and the patients they treat.”

As president, in addition to commercial operations and R&D, Ms. Winter will now oversee the company’s global manufacturing operations, service organization, and quality and regulatory affairs organizations.

“I’m truly honored to be named president and am looking forward to contributing to the work of this amazing company and building on the momentum we’ve achieved. We’ve established a bold new vision for the company that we believe will be transformational for our customers, their patients and our business,” said Suzanne Winter. “I continue to be inspired by our passionate global team and am committed to delivering on our robust innovation pipeline so that we improve the lives of patients diagnosed with cancer and neurologic conditions around the world. I’m excited about our business and the opportunities I believe are in front of us.”

Ms. Winter’s expertise includes senior executive roles spanning general management, commercial operations, and strategic business development across a range of healthcare industry segments, including interventional and diagnostic imaging, cardiovascular, neurology and surgery. Prior to joining Accuray, she served as group vice president – Americas region at Medtronic Diabetes, where she led the $1.4 billion diabetes business for the United States, Canada and Latin America sub-regions. Previously, Ms. Winter was the general manager of GE Healthcare’s Detection and Guidance Solutions operations.

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, Twitter, and YouTube.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, expectations related

EXHIBIT 99.1

to accelerated revenue growth, expectations related to the impact of the company’s vision, and expectations related to the company’s innovation pipeline and its potential effects.  If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the Company and those of its customers and suppliers; the Company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the Company's ability to effectively integrate and execute its China joint venture; the Company's ability to realize the expected benefits of the China joint venture; the Company's ability to meet the covenants under its credit facilities; the Company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on April 30, 2021, and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Media Contact

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com

Investor Contact

Joe Diaz

Investor Relations - Accuray

+1 (602) 717-7804

jdiaz@accuray.com